UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2020

Advanced Disposal Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-37904 (Commission File Number)	90-0875845 (I.R.S. Employer Identification Number)

90 Fort Wade Road

Ponte Vedra, Florida 32081

(Address of Principal Executive Offices)

(904) 737-7900

(Registrant’s telephone number, including area code)

__________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ADSW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

On June 24, 2020, Advanced Disposal Services, Inc., a Delaware corporation (the “Company” or “Advanced Disposal”), entered into Amendment No. 1 (the “Amendment”) to the previously announced Agreement and Plan of Merger, dated as of April 14, 2019 (the “Original Agreement,” as amended by the Amendment, the “Merger Agreement”), with Waste Management, Inc., a Delaware corporation (“Waste Management”), and Everglades Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Waste Management (“Merger Sub”). As previously disclosed, pursuant to the terms and subject to the conditions set forth in the Original Agreement as amended by the Amendment, Merger Sub will merge with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Original Agreement as amended by the Amendment, the “WM Transactions”), with the Company continuing as the surviving corporation and as a wholly-owned, indirect subsidiary of Waste Management.

Pursuant to the Merger Agreement, the Company, Waste Management and Merger Sub have agreed to reduce the per share merger consideration to be paid by Waste Management at the effective time of the Merger (the “Effective Time”) for each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock (i) owned by the Company, Waste Management, Merger Sub or any of their respective subsidiaries or (ii) for which appraisal rights have been demanded properly in accordance with Section 262 of the General Corporation Law of the State of Delaware) to $30.30 per share in cash, without interest.

The Amendment also extends the date after which each of the Company and Waste Management have a right to terminate the Merger Agreement (the “End Date”) from July 13, 2020 to September 30, 2020, which will be further extended automatically to November 30, 2020 if, subject to certain conditions, Advanced Disposal stockholder approval or approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Approval”) has not been obtained by September 30, 2020.

In addition, the Amendment eliminated the limitations on the divestiture obligation of Waste Management contained in the Original Agreement. As a result of the Amendment, Waste Management is specifically required to use its “best efforts” to obtain HSR Approval, including, without limitation, to sell, divest, dispose or license any assets, operations, services or businesses (belonging to Waste Management or Advanced Disposal or any of their respective subsidiaries) in order to obtain HSR Approval.

Waste Management is required to pay Advanced Disposal a termination fee of $250,000,000 (the “Waste Management Termination Fee”) if the Merger Agreement is terminated by the Company under certain circumstances because: (i) a nonappealable court order or legal restraint has been issued prohibiting the Merger due to antitrust reasons; or (ii) the WM Transactions have not been completed by the End Date, and at such time, HSR Approval has not been obtained.

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Pursuant to the Amendment, each party has certified to each other that such party’s closing conditions with respect to the accuracy of its representations and performance of its covenants, and, with respect to Waste Management’s and Merger Sub’s obligations to consummate the Merger, the absence of a Material Adverse Effect (as defined in the Merger Agreement), would be satisfied as of June 24, 2020 if the closing of the Merger were to be June 24, 2020. In addition, each of the parties acknowledged that, to the parties’ respective knowledge, as of the date of the Amendment, no occurrence has occurred that would prevent the closing of the Merger (the “Closing”). Waste Management and Merger Sub have also agreed to not assert that any of such conditions are not satisfied at the Closing as a result of what such parties had knowledge of as of the date of the Amendment.

Pursuant to the Amendment, Advanced Disposal is no longer required to reimburse Waste Management’s expenses of up to $15,000,000 if the Merger Agreement is terminated by either Advanced Disposal or Waste Management as a result of a failure to obtain the Advanced Disposal stockholder approval.

The Board of Directors of the Company (the “Board”) has unanimously (i) determined that the Merger Agreement and the WM Transactions are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the WM Transactions, including the Merger, (iii) approved the execution and delivery by the Company of the Amendment and the performance by the Company of the Merger Agreement and the consummation of the WM Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (iv) recommended the adoption of the Merger Agreement by the stockholders of the Company, and (v) directed that the adoption of the Merger Agreement be submitted to a vote of the Company’s stockholders.

The Closing is subject to certain conditions, including (i) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and (iii) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger. Each of the Company’s, Waste Management’s and Merger Sub’s obligation to consummate the Merger is also subject to additional conditions, including (x) subject to specific standards and as limited as described above, the accuracy of the representations and warranties of the other party, (y) performance in all material respects by the other party of its obligations under the Merger Agreement, and (z) with respect to Waste Management’s and Merger Sub’s obligations to consummate the Merger, the absence of a Material Adverse Effect (as defined in the Merger Agreement) as further described in the Merger Agreement.

In addition, concurrently with the execution of the Amendment, on June 24, 2020, Canada Pension Plan Investment Board (the “Key Stockholder”), representing approximately 18% of the outstanding Common Stock, entered into an amendment and restatement of the previously announced Voting and Support Agreement (as amended, the “Voting Agreement”) with Waste Management, pursuant to which, among other things, and subject to the terms and conditions set forth therein, the Key Stockholder agreed under the terms of the agreement to vote its shares of Common Stock in favor of the adoption of the Original Agreement as amended by the Amendment and against any alternative proposal.

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Other than as expressly modified pursuant to the Amendment, the Original Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on April 15, 2019, remains in full force and effect. The foregoing description of the Amendment and the WM Transactions does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and the Original Agreement.

In connection with entering into the Amendment, on June 24, 2020, the Company entered into a Securities and Asset Purchase Agreement (the “Purchase Agreement”) with GFL Holdco (US), LLC, a Delaware limited liability company (“GFL”), Waste Management, and GFL Environment Inc., a corporation organized under the laws of the Province of Ontario (solely for the purposes set forth in the Purchase Agreement) at the request of Waste Management in furtherance of the transactions contemplated by the Merger Agreement. The Company is executing the Purchase Agreement in order to address substantially all of the divestitures anticipated to be required by the U.S. Department of Justice (the “DOJ”) to obtain approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the WM Transactions.

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, after the closing of the WM Transactions, GFL will purchase certain equity interests and assets from each of the Company (as owned by Waste Management after the WM Transactions, the “ADS Businesses”) and Waste Management (the “WM Businesses”) for an aggregate purchase price of $835,000,000, subject to certain post-closing adjustments (collectively with the other transactions contemplated by the Purchase Agreement, the “GFL Divestiture Transaction”).

Consummation of the GFL Divestiture Transaction is subject to customary closing conditions, including but not limited to: (i) the closing of the WM Transactions and (ii) the absence of a material adverse effect on the ADS Businesses or WM Businesses taken as a whole. The GFL Divestiture Transaction also remains subject to DOJ approval.

The Purchase Agreement contains customary representations, warranties and covenants, including the agreement of the Company and Waste Management to operate each of their applicable assets and businesses in the ordinary course during the period between the execution of the Purchase Agreement and the closing of the GFL Divestiture Transaction, subject to certain exceptions, and with respect to obtaining approval of the GFL Divestiture Transaction from the U.S. Department of Justice.

The Purchase Agreement contains specified termination rights for the Company, Waste Management and GFL, including the right to terminate the Purchase Agreement, among others: (i) in the event that the Merger Agreement has been validly terminated; (ii) if the GFL Divestiture Transaction has not been consummated by December 4, 2020; and (iii) in the event of the issuance of a governmental order that prohibits the consummation of the GFL Divestiture Transaction, including if the DOJ approval is not granted or the DOJ withdraws or retracts the DOJ consent and informs the Company and Waste Management it will not re-grant the DOJ consent.

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Item 7.01	Regulation FD Disclosure.

On June 24, 2020, the Company and Waste Management issued a joint press release announcing that they had entered into the Amendment and an agreement to sell substantially all of the assets anticipated to be required to be divested in connection with the Merger to GFL. A copy of the joint press release is attached as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Amendment No. 1, dated as of June 24, 2020, to Agreement and Plan of Merger, dated as of April 14, 2019, by and among Advanced Disposal Services, Inc., Everglades Merger Sub Inc. and Waste Management, Inc.

99.1*	Joint press release issued by Advanced Disposal Services, Inc. and Waste Management, Inc. on June 24, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibit is furnished herewith and not deemed to be filed.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,”

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“target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the Merger Agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (d) other conditions to the consummation of the merger under the Merger Agreement may not be satisfied; (2) the effects that any termination of the Merger Agreement may have on the Company or its business, including the risks that (a) the Company’s stock price may decline significantly if the merger is not completed, (b) the Merger Agreement may be terminated in circumstances requiring the Company to pay Waste Management a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on the Company and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including, customers and suppliers) may be adversely affected, or (e) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the Merger Agreement places on the Company’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against the Company and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors, including the scope and duration of the COVID-19 (coronavirus) pandemic and actions taken by governmental authorities in response thereto and the significant market disruption caused by the COVID-19 pandemic and its impact on the businesses, operations and financial conditions of the Company and Waste Management; and (8) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as updated or supplemented by subsequent reports that the Company has filed or files with the U.S. Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

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This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between a subsidiary of Waste Management and the Company. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC in connection with, among other things, the adoption of the Merger Agreement. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations at investorrelations@advanceddisposal.com or (904) 737-7900. THE AMENDMENT NECESSITATES A NEW VOTE BY THE COMPANY’S STOCKHOLDERS ON THE MERGER, AND THE PROXY STATEMENT REFERENCED HEREIN WILL BE A PROXY STATEMENT FOR A SPECIAL MEETING WITH RESPECT TO SUCH NEW VOTE.

Participants in Solicitation

The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on February 24, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated in the above section entitled “Additional Information and Where to Find It.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2020

Advanced Disposal Services, Inc.

By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel